UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2020

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 298-9800

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	WRLD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, World Acceptance Corporation (the "Company") voluntarily contacted the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) in June 2017 to advise both agencies that an internal investigation of its operations in Mexico was underway. The Company has fully cooperated with both agencies.

On August 6, 2020, the Company announced that it has reached resolution with both the SEC and the DOJ regarding allegations primarily involving the Company’s former subsidiary in Mexico.

In connection with the resolution of the investigations, the Company agreed to the terms contained in a Declination Letter with the DOJ, dated August 5, 2020 (the “Declination Letter”). Pursuant to the terms of the Declination Letter, the DOJ declined to prosecute the Company and closed its investigation into the Company citing as the bases for this decision, among other things, the following: prompt, voluntary self-disclosure of the misconduct; full and proactive cooperation in this matter (including its provision of all known relevant facts about the misconduct); and full remediation, including the additional FCPA training added to the Company’s compliance program, separation from executives under whom the misconduct took place; and discontinuing relationships with third parties in Mexico involved in the misconduct.

The SEC approved the Offer of Settlement on August 6, 2020 and issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (the “SEC Order”).  Pursuant to the terms of the SEC Order, the Company consented to 1) cease and desist from committing or causing any violations and any future violations of Sections 30A, 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act of 1934, and 2) pay, within fourteen days, disgorgement, prejudgment interest and civil penalties totaling $21,726,000 to the SEC. As previously disclosed, the Company has accrued $21.7 million for such matters.

The above descriptions of the Declination Letter and the SEC Order are not complete and are qualified in their entirety by the terms thereof. A copy of the Declination Letter and the SEC Order are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.  On August 6, 2020, the Company issued a press release announcing the resolution of the investigations. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact are forward-looking statements and are about matters that are inherently subject to risks and uncertainties. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements are discussed in Part I, Item 1A. “Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC and the Company’s other reports filed with, or furnished to, the SEC from time to time. The Company does not undertake any obligation to update any forward-looking statements it makes. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	10.1	Declination Letter, dated August 5, 2020, from the U.S. Department of Justice, Criminal Division, and agreed to by World Acceptance Corporation
10.2
Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order, dated August 5, 2020, between the U.S. Securities and Exchange Commission and World Acceptance Corporation

	99.1	Press release issued by World Acceptance Corporation on August 6, 2020
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION
(Registrant)

Date: August 6, 2020
	By:	/s/ John Calmes
John Calmes
Chief Financial and Strategy Officer